UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2008

UTAH URANIUM CORP.

 (Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-50915

(Commission File Number)

90-0342342

(I.R.S. Employer Identification Number)

11850 South Highway 191, Unit B-9

Moab, UT  84532

(Address of principal executive offices, including zip code)

(435) 259-0460

(Registrant's telephone Number, including area code)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 25, 2008, the Company entered into an Option Agreement, as amended by agreement on June 4, 2008, (the “Agreement”) with Mr. Shaun Spelliscy, whereby the Company can earn a 100% interest in and to certain metallic and industrial mineral agreements (the "Claims").  Mr. Spelliscy owns a 100% interest in the Claims located in the Province of Alberta, Canada.  Under the terms of the Agreement, Mr. Spelliscy will transfer all of his interest in the Claims to the Company, subject to a 3% net smelter return, in exchange for cash and shares of common stock as follows:

- $50,000 cash to be paid upon execution of the Agreement;

- $50,000 cash to be paid within 10 days of the granting of exploration permits (the "Permit Grant Date") but not earlier than June 25, 2008;

- $75,000 cash to be paid within 4 months of the Permit Grant Date but not earlier than December 25, 2008;

- $75,000 cash to be paid within 8 months of the Permit Grant Date but not earlier than April 25, 2009;

- $50,000 cash to be paid within 12 months of the Permit Grant Date but not earlier than August 25, 2009;

- 100,000 restricted common shares to be issued upon execution of the Agreement;

- 50,000 restricted common shares to be issued within 10 days of the Permit Grant Date but not earlier than June 25, 2008;

- 50,000 restricted common shares to be issued within 4 months of the Permit Grant Date but not earlier than December 25, 2008;

- 50,000 restricted common shares to be issued within 8 months of the Permit Grant Date but not earlier than April 25, 2009;

- 50,000 restricted common shares to be issued within 12 months of the Permit Grant Date but not earlier than August 25, 2009.

A copy of the Agreement is attached hereto as Exhibit 10.1.

Section 9 – Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits

a)  Financial Statements

None

b)  Exhibits

10.1

Option Agreement with Shaun Spelliscy dated April 25, 2008

10.2

Amendment to Option Agreement with Shaun Spelliscy dated June 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTAH URANIUM CORP.

Per:

/s/ Peter Dickie

Peter Dickie

President and Director